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                                                                   Exhibit 11.1
                       SERVICE CORPORATION INTERNATIONAL
                       COMPUTATION OF EARNINGS PER SHARE
                     (Thousands, except per share amounts)



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                                                                                         THREE MONTHS ENDED MARCH 31,
                                                                                            1994             1993
- - ------------------------------------------------------------------------------------------------------------------------
PRIMARY:
Income before cumulative effect of
    change in accounting principles.................................................      $  37,445        $  29,248
Cumulative effect of change in
    accounting principles (net of tax)..............................................           -              (2,031)
                                                                                          ---------        ---------
                                                                                          $  37,445        $  27,217
                                                                                          =========        =========
Average number of common shares
    outstanding.....................................................................         85,359           79,619
Common stock equivalents applicable to options outstanding
    resulting from application of the "treasury stock method"
    using average stock price.......................................................            426              311
                                                                                          ---------        ---------
Average common and common equivalent shares
    used in earnings per share                                                               85,785           79,930
                                                                                          =========        =========
Primary Earnings Per Common Share:
Income before cumulative effect of change in
    accounting principles...........................................................      $     .44        $     .37
Cumulative effect of change in accounting
    principles (net of tax).........................................................           -                (.03)
                                                                                          ---------        ---------
Net income..........................................................................      $     .44        $     .34
                                                                                          =========        =========

FULLY DILUTED:
Income before cumulative effect of change in
    accounting principles...........................................................      $  37,445        $  29,248
Add after tax interest expense applicable to
    convertible debentures..........................................................          2,001            2,565
                                                                                          ---------        ---------
Income as adjusted..................................................................         39,446           31,813
                                                                                          =========        =========
Cumulative effect of change in accounting
    principles (net of tax).........................................................           -              (2,031)
                                                                                          ---------        ---------
                                                                                          $  39,446        $  29,782
                                                                                          =========        =========
Average number of common shares
    outstanding.....................................................................         85,359           79,619
Common stock equivalents applicable to options outstanding
    resulting from application of the "treasury stock method"
    using end of period stock price (if greater than average
    stock price for period).........................................................            426              363
Assuming conversion of convertible debentures.......................................         10,030           13,120
                                                                                          ---------        ---------
Average shares used in fully diluted earnings per share.............................         95,815           93,102
                                                                                          =========        =========

FULLY DILUTED EARNINGS PER COMMON SHARE:
Income before cumulative effect of change in
    accounting principles...........................................................      $     .41        $     .34
Cumulative effect of change in accounting
    principles (net of tax).........................................................           -                (.02)
                                                                                          ---------        ---------
Net income..........................................................................      $     .41        $     .32
                                                                                          =========        =========
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